Exhibit 1.1

3,500,000 Shares

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

6.75% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

September 15, 2021

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Representative of the Several Underwriters

listed on Schedule I hereto

Ladies and Gentlemen:

InPoint Commercial Real Estate Income, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by Inland InPoint Advisor, LLC, a Delaware limited liability company (the “Advisor”), and InPoint REIT Operating Partnership, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein, that the Company will issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,500,000 shares of the Company’s 6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The aggregate of 3,500,000 shares of Series A Preferred Stock to be purchased from the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional 525,000 shares of Series A Preferred Stock (the “Additional Shares”) to cover over allotments by the Underwriters, if any.

The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalves you are acting as the Representative, in connection with the several purchases of the Shares from the Company.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-258802), including a prospectus relating to the offering of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, the documents incorporated by reference therein pursuant to General Instruction H and Item 29 of Form S-11 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement (including any documents incorporated therein by reference) or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement first becomes effective, the prospectus as so filed (including any documents incorporated therein by reference), is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-11 (File No. 333-258802) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission (including any documents incorporated therein by reference) and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale” shall mean 4:15 p.m., New York, New York time, on September 15, 2021. “Time of Sale Information” shall mean the Preliminary Prospectus, as of the Time of Sale, together with the Issuer Free Writing Prospectuses, if any, each identified in Schedule II-1 hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) under the Securities Act or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of 3,500,000 Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership and the Advisor herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $24.2125 per Share (the “Purchase Price per Share”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership and the Advisor herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to the Additional Shares at the Purchase Price per Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Additional Shares may be purchased solely for the purpose of covering over allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time, and from time to time, within 30 days after the date of the Prospectus.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

Not later than 12:00 p.m., New York, New York time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC at 10:00 a.m., New York, New York time, on September 22, 2021, or such other place, time and date not later than 1:30 p.m., New York, New York time, on the second business day thereafter as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC, at 10:00 a.m., New York, New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the

Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Representative and the Company.

Delivery of the Firm Shares and any Additional Shares to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as the representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Securities Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Company or any subsidiaries thereof, taken as a whole, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every commercially reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433. As used in this Agreement, “subsidiaries” shall mean all of the wholly-owned and partially-owned direct and indirect subsidiaries of the Company.

(b) The Company will furnish to you upon request, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and will not file with the Commission or use any of such documents to which you or counsel for the Underwriters shall reasonably object.

(e) The Company will not make any offer relating to the Series A Preferred Stock that would constitute an Issuer Free Writing Prospectus without the Representative’s prior consent.

(f) The Company will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their request, file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Representative, without charge, in such quantities as they have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h) As soon as is practicable after the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(j) The Company will make generally available to its security holders and the Representative as soon as practicable a consolidated earnings statement (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) If this Agreement shall terminate or shall be terminated after execution pursuant to Section 11 or Section 14(ii) or (v), the Company agrees to reimburse you and the other Underwriters for all reasonable out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(l) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(m) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time during the Lock-Up Period) any shares of Series A Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock; (ii) enter into any swap or other transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Series A Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Stock or such other parity or senior preferred stock; (iii) publicly file or cause to be publicly filed any registration statement with the Commission, including any amendments, with respect to the registration of any shares of Series A Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock; or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates, Inc.

(n) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(p) The Company will use its best efforts to effect the listing of the Series A Preferred Stock on the New York Stock Exchange (“NYSE”) and to timely file all required filings and notices with the NYSE and other necessary actions in connection with the sale and issuance of the Shares.

(q) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the NYSE, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Series A Preferred Stock.

(r) The Company will file within applicable deadlines, all material required to be filed by it with the Commission pursuant to Section 12(b), 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and during the Prospectus Delivery Period, that is required in connection with the offering of the Shares.

(s) The Company will use its best efforts to continue to qualify for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company to so qualify.

(t) The Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Time of Sale Information and the Prospectus.

(u) The Company will promptly notify the Representative if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”) at any time prior to the completion of the distribution of the Shares within the meaning of the Securities Act.

(v) The Company shall prepare a pricing term sheet reflecting the final terms of the Shares, in substantially the form attached hereto as Schedule II-2 and otherwise in form and substance satisfactory to the Representative (the “Pricing Term Sheet”), and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representative with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(w) The Company shall authorize, execute, deliver and file Articles Supplementary to the Company’s charter setting forth the terms of the Series A Preferred Stock (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) prior to the Closing Date.

(x) The Company will ensure that there are at all times a sufficient number of shares of the Company’s Class I common stock, par value $0.001 per share (the “Class I Common Stock”), to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of capital stock, of the maximum number of shares of Class I Common Stock issuable upon conversion of the Shares pursuant to the Articles Supplementary.

6. Covenants of the Advisor.

(a) The Advisor covenants with each Underwriter and with the Company that, during the period when a prospectus is required (or but for the exception afforded by Rule 172 under the Securities Act would be required) to be delivered under the Securities Act, it shall notify the Representative and the Company of the occurrence of any material events respecting the Advisor’s activities, affairs or condition, financial or otherwise, and the Advisor will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(b) The Advisor will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Series A Preferred Stock to facilitate the sale or resale of any of the Series A Preferred Stock.

7. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission.

(b) At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Series A Preferred Stock, on the date hereof and on the Closing Date or the Additional Closing Date, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement and the Prospectus conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects on the date hereof and on the Closing Date or the Additional Closing Date, as applicable, to the requirements of the Securities Act. The Preliminary Prospectus conformed, and the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act will conform in all material respects to the requirements of the Securities Act.

(d) The Registration Statement did not as of its effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(e) The Prospectus will not, as of its date and on the Closing Date or the Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(f) The Time of Sale Information does not, and will not at the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any road show in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(i) The capitalization of the Company as of June 30, 2021 is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. All the outstanding shares of capital stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; except as described in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(j) Each of the Company, the Operating Partnership and each of the Company’s subsidiaries (i) is duly formed or organized and validly existing as a corporation, limited liability company, limited partnership or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so duly formed, organized, validly existing and in good standing or to have such power and authority or to so register or qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries, taken as a whole (financial or otherwise) (a “Material Adverse Effect”).

(k) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and any issuance of the shares of Class I Common Stock upon conversion of the Shares), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. The Articles Supplementary will be, prior to the Closing Date, duly authorized, executed and filed by the Company with the SDAT. The amendment (the “Operating Partnership Agreement Amendment”) to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (as amended, the “Operating Partnership Agreement”) setting forth the terms of the Series A preferred units of limited partnership interest in the Operating Partnership (the “Series A Preferred Units”) will be, prior to the Closing Date, duly authorized, executed and delivered. The Operating Partnership Agreement Amendment will, prior to the Closing Date, constitute a legally valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(l) The Shares to be purchased by the Underwriters pursuant to this Agreement have been duly authorized for issuance, sale and delivery and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. The issuance of such Shares will not be subject to any preemptive, co-sale right, registration right, right of first refusal or similar rights.

(m) All of the issued and outstanding shares of the capital stock of the Company: (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws. The shares of Class I Common Stock initially issuable upon conversion of the Shares have been duly authorized and, if and when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable, and the issuance of such shares of Class I Common Stock will not be subject to or in violation of any preemptive or similar rights. The Board of Directors of the Company has duly and validly reserved such shares of Class I Common Stock for issuance upon conversion of the Shares.

(n) All of the issued and outstanding common units and Series A Preferred Units of the Operating Partnership (collectively, the “OP Units”) have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the OP Units conform in all material respects to the descriptions related thereto in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus: (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership. Any prior offers and sales of the OP Units described in the Registration Statement, the Time of Sale Information and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and Blue Sky laws. None of the OP Units were issued in violation of the preemptive or other similar rights of any holder of the Operating Partnership. The Series A Preferred Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Shares have been or by the Closing Date will have been duly authorized for issuance.

(o) There are no legal or governmental proceedings pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against the Company, the Operating Partnership or their subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against or involving the Company, the Operating Partnership or their subsidiaries, which might individually or in the aggregate reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor to the knowledge of the Company and the Operating Partnership, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the

Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Partnership or any of their subsidiaries is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable subsidiary, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable subsidiary and are enforceable against the Company, the Operating Partnership or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of the Company, the Operating Partnership or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company, the Operating Partnership or the applicable subsidiary under any of such contracts.

(p) None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Partnership or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except for such events of default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company.

(r) The Operating Partnership’s execution and delivery of this Agreement and the performance by the Operating Partnership of its obligations under this Agreement have been duly and validly authorized by the Operating Partnership and this Agreement has been duly executed and delivered by the Operating Partnership.

(s) The Company’s execution and delivery of the Second Amended and Restated Advisory Agreement, dated July 1, 2021, among the Company, the Advisor and the Operating Partnership (the “Advisory Agreement”), and the performance by the Company of its obligations under the Advisory Agreement, have been duly and validly authorized by the Company and the Advisory Agreement has been duly executed and delivered by the Company. The Advisory Agreement remains in full force and effect and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(t) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act, the filing of the Articles Supplementary with the SDAT, the listing of the Shares for trading on the NYSE, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s charter or the Company’s bylaws or the certificate of formation of the Operating Partnership or Operating Partnership Agreement, (iii) constitutes or will constitute a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of its properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (i), (iii), (iv) and (v), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.

(u) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Series A Preferred Stock or any such warrants or convertible securities or obligations other than equity awards granted pursuant to the Company’s Independent Director Restricted Share Plan, effective October 25, 2016, and Independent Director Compensation Plan, effective October 6, 2016. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(v) To the Company’s knowledge, the Company is in material compliance with the requirements for the listing of the Shares on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of the Shares.

(w) KPMG LLP, who has certified the financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).

(x) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, the Operating Partnership nor any of their subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction, in each case, that is material to the Company and its subsidiaries, taken as a whole, that is not in the ordinary course of business; (ii) neither the Company, the Operating Partnership nor any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company, the Operating Partnership nor any of their subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or the Operating Partnership or any material change in the indebtedness of the Company or the Operating Partnership (other than in the ordinary course of business or any shares of the Company’s common stock issued in connection with its continuous public offering pursuant to its Registration Statement on Form S-11 (File No. 333- 230465) (the “Continuous Public Offering”)) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations.

(z) The Company has filed or will cause to be filed with the Commission a Form 8-A providing for the registration under the Exchange Act of the Shares. The Company will use commercially reasonable best efforts to list the Shares on the NYSE. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Series A Preferred Stock under the Exchange Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(aa) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor the Operating Partnership has taken, and neither will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or for any other purpose.

(bb) The Company, the Operating Partnership and each of their subsidiaries have filed, or are within legal extension periods with respect to, all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), which filed returns are complete and correct in all material respects, and none of the Company, the Operating Partnership or any of their subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all tax deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(cc) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(dd) Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “’40 Act”) or controlled by an entity required to register as an “investment company” within the meaning of the ‘40 Act.

(ee) Each of the Company, the Operating Partnership and their subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) such as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect. All property (real and personal) held under lease by the Company, the Operating Partnership and their subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect.

(ff) Each of the Company, the Operating Partnership and their subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Operating Partnership and their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except when the revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement, Time of Sale Information and the Prospectus present fairly in all material respects the financial condition of the Company as of the dates indicated and such financial statements and related notes thereto have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) and the other financial and statistical information and data set forth in the Registration Statement and Prospectus is accurately presented. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. All disclosures contained in the Registration Statement, Time of Sale Information and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is accurate. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(kk) Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, any officer of the Advisor, the Operating Partnership or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; and the Company, the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(ll) Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, the Operating Partnership, any of the their subsidiaries, or, to the knowledge of the Company and the Operating Partnership, any director, officer, employee, agent or affiliate of the Company, the Operating Partnership or any of their subsidiaries, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. Since its inception, neither the Company nor any of its subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(mm) The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(nn) The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act other than any shares of the Company’s common stock pursuant to the Continuous Public Offering.

(oo) No labor problem or dispute with the employees of the Advisor or any of its affiliates, the Operating Partnership or any of their subsidiaries exists, or, to the knowledge of the Company and the Operating Partnership, is threatened or imminent, except for such problems or disputes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Operating Partnership are not aware that any key employee or significant group of employees of the Company, the Operating Partnership or any of their subsidiaries plans to terminate employment with the Company, the Operating Partnership or any of their subsidiaries. Neither the Company, the Operating Partnership nor any of their subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Operating Partnership or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company and the Operating Partnership, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or any of their subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (ii) to the knowledge of the Company and the Operating Partnership, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of their subsidiaries.

(pp) Except as otherwise disclosed in the Time of Sale Information, the Company, the Operating Partnership and their subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, the Operating Partnership nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company, the Operating Partnership nor any of their subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Time of Sale Information, there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) The Company and its subsidiaries have insurance (including title insurance) covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of its properties.

(rr) Each of the Company, the Operating Partnership and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the business of the Company, the Operating Partnership or their subsidiaries as now conducted or as proposed in the Prospectus to be conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Operating Partnership have created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain such licenses or rights to use any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim pending against the Company, the Operating Partnership or their subsidiaries with respect to any Intellectual Property and the Company, the Operating Partnership and their subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Partnership or any of their subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(ss) To the Company’s knowledge, there are no affiliations or associations between (i) any participating member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(tt) Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company, the Operating Partnership and their subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their subsidiaries are in compliance in all material respects with ERISA and all other applicable state and federal laws; (B) no “reportable event” (as defined in 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries; (C) no “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (D) neither the Company, the Operating Partnership nor their subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and (E) each “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(uu) The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(vv) Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ww) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that have not been satisfied or heretofore waived in writing.

(xx) The statements included in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Prospectus Summary—Our Advisor and Sub- Advisor,” “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(yy) Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(zz) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aaa) Commencing with its taxable year ended December 31, 2017, the Company has been organized and has operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation of the Company (as described in the Prospectus) will enable the Company to continue to so qualify. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Prospectus and the Time of Sale Information are true, complete and correct in all material respects.

(bbb) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on the Series A Preferred Stock or Series A Preferred Units.

(ccc) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ddd) To the Company’s knowledge, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete in all material respects.

(eee) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not (i) have any material lending or other relationship with any Underwriter or any affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(fff) From the time of the initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date of this Agreement, the Company has been and is an Emerging Growth Company. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ggg) The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex A hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Time of Sale Information and the Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Information as of the Time of Sale, did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hhh) The Company has filed publicly on EDGAR, at least 48 hours prior to effectiveness of the Registration Statement, the Registration Statement, any confidentially submitted registration statements and any registration amendments relating to the offer and sale of the Shares.

(iii) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jjj) There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act.

(kkk) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries, through the Advisor and vendors, have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(lll) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership has sold, issued or distributed any shares of Series A Preferred Stock or Series A Preferred Units.

(mmm) Prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer or any authorized representative of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

8. Representations and Warranties of the Advisor. The Advisor hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The information regarding the Advisor, set forth under the headings “Prospectus Summary” and “Investment Policies, Policies with Respect to Certain Activities and Market Risk” in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, the “Advisor Disclosures”) is true and correct in all material respects.

(b) The Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement and the Advisory Agreement; and the Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, business, properties, assets, net worth, results of operations or prospects of the Advisor, taken as a whole (financial or otherwise) (an “Advisor Material Adverse Effect”).

(c) This Agreement has been duly authorized, executed and delivered by the Advisor.

(d) The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a valid and binding agreement of the Advisor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

(e) The limited liability company interests of the Advisor are indirectly owned by Inland Real Estate Investment Corporation free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f) The Advisor is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Advisory Agreement, as applicable, and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Time of Sale Information and the Prospectus and compliance by the Advisor with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or an Advisor Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect), nor will such action result in any violation of the provisions of the limited partnership agreement or other organizational documents of the Advisor or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its assets, properties or operations. As used herein, an “Advisor Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Advisor.

(g) Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, (i) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against or affecting the Advisor that would, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Advisory Agreement, as applicable, or the performance by the Advisor of its obligations hereunder or thereunder; and (ii) the aggregate of all pending legal or governmental proceedings to which the Advisor is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect.

(h) Neither the Advisor nor any member, officer, or employee of the Advisor nor, to the knowledge of the Advisor, any agent or affiliate or other person acting on behalf of the Advisor has taken any action directly or indirectly that would result in a violation of the Anti-Corruption Laws. The Advisor, through its agents and vendors, has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(i) The operations of the Advisor are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws.

(j) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Advisor of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement, the Time of Sale Information or the Prospectus.

(k) The Advisor has not been notified that any executive officer of the Company or the Advisor plans to terminate his, her or their employment with his, her or their current employer. Neither the Advisor nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Advisor, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement, the Time of Sale Information and the Prospectus, unless a waiver in writing has been obtained.

(l) The Advisor operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company or the Operating Partnership pursuant to its duties set forth in the Advisory Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(m) The Advisor has, with respect to the Advisory Agreement, the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and under this Agreement.

(n) The duties of the Advisor set forth in the Advisory Agreement and disclosed in the Registration Statement, the Time of Sale Information and the Prospectus are not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder.

(o) The Advisor has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Advisor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

9. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Advisor’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of the Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Shares for offering and sale under federal and state securities laws or Blue Sky laws, including any filing fees and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto in an amount not to exceed $10,000 in the aggregate; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares (including the reasonable fees and disbursements of the Underwriters’ counsel relating thereto in an amount not to exceed $10,000 in the aggregate); (v) the fees and expenses associated with listing the Shares on the NYSE; (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters or their affiliates; (ix) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (x) the transportation and lodging expenses of management of the Company in connection with the “roadshow” for the offering contemplated hereby. Except as provided in this Section 9 and in Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(k) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(k).

10. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Representative and each other Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. This indemnification shall be in addition to any liability that the Company or the Operating Partnership may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought jointly or severally against the Company and the Operating Partnership, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Operating Partnership, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Operating Partnership shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, their respective directors and their respective officers who sign the Registration Statement and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or the Preliminary Prospectus, or any amendment or supplement thereto, which is specified in Section 15. If any action or claim shall be brought or asserted against the Company or the Operating Partnership, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or the Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by the immediately preceding paragraph (except that if the Company and the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Operating Partnership, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, (i) the Company or the Operating Partnership will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Underwriters will not, without the prior written consent of the Company or the Operating Partnership, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Company or the Operating Partnership, as the case may be, from all liability arising out of such claim, action, suit or proceeding.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Operating Partnership or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in in the table in the Underwriting section of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 2 hereof) and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company and the Operating Partnership and their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Operating Partnership, their respective directors, their respective officers or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) No event or condition of a type described in Section 14(ii) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of (1) Alston & Bird LLP, counsel to the Company, substantially to the effect set forth in Schedule III-1 hereto, (2) Alston & Bird LLP, tax counsel to the Company, substantially to the effect set forth in Schedule III-2 hereto and (3) Venable LLP, Maryland corporate counsel to the Company, substantially to the effect set forth in Schedule III-3 hereto.

(d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Hunton Andrews Kurth LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, provided that such letters shall have a “cut off” date of no more than three business days prior to such Closing Date or Additional Closing Date, respectively.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company or the Operating Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, as the case may be; (iv) the Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and the Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8)); and (v) all of the representations and warranties of the Company, the Operating Partnership and the Advisor contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date, from the Company and the Advisor and signed by the president and the chief financial officer or executive vice president of each (or such other officers as are acceptable to you) and from the Operating Partnership and signed by the president and chief financial officer or executive vice president of the Operating Partnership (or such other officers as are acceptable to you), to the effect set forth in Section 11(b) and Section 11(f) hereof.

(g) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(h) The Company, Operating Partnership and the Advisor shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(i) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(j) At the Closing Date, the Articles of Supplementary shall have been accepted for record by the SDAT and shall be effective under Maryland law.

(k) At or prior to the Closing Date, the Company shall have received an Authorization Letter from the NYSE, authorizing the Series A Preferred Stock for listing on the NYSE.

(l) At the Closing Date, the Representative shall have received a copy of the Operating Partnership Agreement Amendment duly authorized, executed and delivered by the Company.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 11, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the Additional Closing Date and the certificates, opinions and letters called for by paragraphs (c) through (f) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

12. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in an agreement among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

14. Termination of Agreement. This Agreement shall be subject to termination in the Representative’s absolute discretion, without liability on the part of any Underwriter by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in the Representative’s sole judgment: (i) trading in securities generally on the NYSE, NYSE American LLC or the Nasdaq Global Market has been suspended, materially limited (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or Nasdaq or by order of the Commission or any court or any other governmental authority; (ii) there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, in each case the effect of which is such as to make it, in the Representative’s sole judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in the Representative’s sole judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (v) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act, if applicable; (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated, which, in the Representative’s sole judgment, has or will have a Material Adverse Effect on the business or operations of the Company; or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the Representative’s sole judgment, has or will have a Material Adverse Effect on the securities markets in the United States. Notice of such cancellation shall be promptly given to the Company and its counsel by email or telephone and shall be subsequently confirmed by letter.

15. Information Furnished by the Underwriters. Each of the Company and the Operating Partnership acknowledges that (i) the paragraph on the cover page regarding the delivery of the Shares, (ii) the list of Underwriters and their respective participation in the sale of the Shares under the caption “Underwriting,” (iii) the first paragraph under the caption “Underwriting—Underwriting Discounts and Expenses,” and (iv) the second, third and fourth paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representative or on their behalf as such information is referred to in Sections 7 and 10 hereof.

16. Miscellaneous. Except as otherwise provided in Sections 5 and 14 hereof, all notices, requests and other communications hereunder shall be in writing, and shall be addressed to the representative designated below, and shall be considered given when (a) delivered personally, (b) sent by commercial overnight courier with written verification receipt, or (c) sent by e-mail to a designated recipient with return receipt and acknowledgment:

(i)	to the Company or the Operating Partnership:

InPoint Commercial Real Estate Income, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Chief Executive Officer

with a copies to:

Alston & Bird LLP

1201 West Peachtree St.

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

The Inland Real Estate Group, LLC

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Legal Department

(ii)	to the Advisor:

Inland InPoint Advisor, LLC

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Catherine L. Lynch

with a copies to:

Alston & Bird LLP

1201 West Peachtree St.

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

The Inland Real Estate Group, LLC

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Legal Department

(iii)	to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel

with a copy to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attention: Robert K. Smith and James V. Davidson

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Operating Partnership and their respective directors and officers.

17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Operating Partnership, the Advisor and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

19. Research Analyst Independence. The Company and the Operating Partnership acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Series A Preferred Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Operating Partnership by any Underwriter’s investment banking division. The Company and the Operating Partnership acknowledge that each of the Underwriters is a full-service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, the Advisor and the several Underwriters.

Very truly yours,

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Mitchell A. Sabshon
Name: Mitchell A. Sabshon
Title: Chief Executive Officer

INPOINT REIT OPERATING PARTNERSHIP, LP
By:	INPOINT COMMERCIAL REAL ESTATE INCOME, INC., its General Partner

By:	/s/ Mitchell A. Sabshon
Name: Mitchell A. Sabshon
Title: Chief Executive Officer

INLAND INPOINT ADVISOR, LLC

By:	/s/ Catherine L. Lynch
Name: Catherine L. Lynch
Title: Chief Financial Officer

Signature Page to Underwriting Agreement of InPoint Commercial Real Estate Income, Inc.

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director

Signature Page to Underwriting Agreement of InPoint Commercial Real Estate Income, Inc.

SCHEDULE I

Name	Number of Firm Shares
Raymond James & Associates, Inc.	3,500,000

Total:	3,500,000

SCHEDULE II-1

Issuer Free Writing Prospectuses

1.	Issuer Free Writing Prospectus, dated September 15, 2021, as filed with the Commission pursuant to Rule 433 under the Act on September 15, 2021, Registration Statement No. 333-258802.

SCHEDULE II-2

Pricing Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus dated September 14, 2021

Registration No. 333-258802

Dated September 15, 2021

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Pricing Term Sheet

6.75% Series A Cumulative Redeemable Preferred Stock

This pricing term sheet is qualified in its entirety by reference to InPoint Commercial Real Estate Income, Inc.’s preliminary prospectus, dated September 14, 2021 (the “Preliminary Prospectus”). The information in this pricing term sheet supplements the Preliminary Prospectus and updates and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. Capitalized terms used and not defined herein have the meanings assigned to them in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars. Unless the context otherwise requires, references to the “Issuer” in this pricing term sheet mean InPoint Commercial Real Estate Income, Inc. and not its subsidiaries.

Issuer:	InPoint Commercial Real Estate Income, Inc.

Security:	6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”)

Number of Shares:	3,500,000 shares

Underwriters’ Option to Purchase Additional Shares:	525,000 shares

Trade Date:	September 15, 2021

Settlement Date:*	September 22, 2021 (T+5)

No Maturity:	Perpetual (unless redeemed by the Issuer on or after September 22, 2026 or pursuant to its special optional redemption right, repurchased by the Issuer in the open market or converted by an investor in connection with a Change of Control (as defined below))

Public Offering Price:	$25.00 per share; $87,500,000 total (not including the underwriters’ option to purchase additional shares)

Underwriting Discount and Commissions:	$0.7875 per share; $2,756,250 total ($3,169,687.50 if the underwriters exercise their option to purchase additional shares in full)

Net Proceeds to the Issuer, before expenses:	$84,743,750 ($97,455,312.50 if the underwriters exercise their option to purchase additional shares in full)

Dividend Rate:

6.75% per annum (or $1.6875 per share per annum) (the “Initial Rate”), accruing from, and including, September 22, 2021

If a Change of Control occurs on or prior to September 22, 2022, the Issuer will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Change of Control, plus (b) an additional 1.00% of the liquidation preference per annum.

If a Downgrade Event (as defined below) occurs, the Issuer will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Downgrade Event, plus (b) 0.25% of the liquidation preference per annum, subject to a maximum annual dividend rate equal to the Maximum Rate (as defined below) while the Series A Preferred Stock remains outstanding. If, subsequent to the occurrence of a Downgrade Event that results in an increase in the dividend rate in effect immediately prior to such Downgrade Event, an Upgrade Event (as defined below) occurs, the Issuer will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Upgrade Event, minus (b) 0.25% of the liquidation preference per annum; provided, however, that in no event will the Issuer accrue cash dividends at a rate lower than the Initial Rate.

If any shares of Series A Preferred Stock are outstanding after September 22, 2026, beginning on September 30, 2026, the Issuer will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect on September 22, 2026, plus (b) an additional 1.00% of the liquidation preference per annum, which will increase by an additional 1.00% of the liquidation preference per annum on September 30 each year thereafter, subject to a maximum annual dividend rate equal to the Maximum Rate while the Series A Preferred Stock remains outstanding.

A “Downgrade Event” shall be deemed to have occurred if either (i) the Applicable Ratings Agency (as defined in the Preliminary Prospectus) downgrades the credit rating assigned to the Series A Preferred Stock to below Investment Grade (as defined in the Preliminary Prospectus), or (ii) in the case where there is only one Ratings Agency (as defined in the Preliminary Prospectus) rating the Series A Preferred Stock, such Ratings Agency ceases to rate the Series A Preferred Stock or fails to make a rating of the Series A Preferred Stock publicly available.

An “Upgrade Event” shall be deemed to have occurred if, subsequent to the occurrence of a Downgrade Event that results in an increase in the dividend rate in effect immediately prior to such Downgrade Event, the Applicable Rating Agency subsequently increases its rating of the Series A Preferred Stock to Investment Grade or an Applicable Rating Agency subsequently issues an initial rating of the Series A Preferred Stock at Investment Grade.

“Maximum Rate” shall mean 10.00%.

Dividend Payment Dates:	Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about March 30, June 30, September 30 and December 30, of each year. The first dividend on the Series A Preferred Stock will be paid on December 30, 2021, will cover the period from and including September 22, 2021 to, but not including, December 30, 2021 and will be in the amount of $0.459375 per share.

Liquidation Preference:	$25.00 per share, plus any accrued and unpaid dividends

Optional Redemption:	The Issuer may not redeem the Series A Preferred Stock prior to September 22, 2026, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining the Issuer’s qualification as a real estate investment trust. On and after September 22, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or from time to time in part at a price of $25.00 per share of Series A Preferred Stock plus an amount equal to accrued and unpaid dividends (whether or not declared), if any.

Special Optional Redemption:	In the event of a Change of Control, the Issuer may, at its option, exercise its special optional redemption right to redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). To the extent that the Issuer exercises its redemption right relating to the shares of Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change in Control Conversion Rights:

Except to the extent that the Issuer has elected to exercise its optional redemption right or its special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date (as defined below), beginning on the first anniversary of the first date on which any shares of Series A Preferred Stock are issued, upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of the Issuer’s shares of Class I common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•   the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•   2.4665 (the “Share Cap”), subject to certain adjustments subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in the Preliminary Prospectus.

If the Issuer has provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any shares of Series A Preferred Stock that the Issuer has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following have occurred and are continuing:

•   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all the Issuer’s capital stock that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•   following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s Class I common stock is solely cash, the amount of cash consideration per share of the Issuer’s Class I common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s Class I common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s Class I common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) where no closing sale prices are available, the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange, or (z) where no closing sales prices or quoted bid prices are available, the most recently determined NAV per share of the Issuer’s Class I common stock immediately preceding, but not including, the effective date of the Change of Control, as determined in good faith by the Issuer’s board of directors. If no Common Stock Price is available, each holder will receive a number of shares of the Issuer’s Class I common stock equal to the Share Cap in exchange for each share of Series A Preferred Stock.

The “Change of Control Conversion Date” will be a business day selected by the Issuer that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

CUSIP / ISIN:	45781T 205 / US45781T2050

NYSE Listing:	The NYSE has authorized for listing the Series A Preferred Stock on the NYSE under the symbol “ICR PR A.” Trading is expected to begin within 30 days of initial delivery.

Sole Book-Running Manager:	Raymond James & Associates, Inc.

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The Issuer expects that delivery of the Series A Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series A Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series A Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock prior to their date of delivery hereunder should consult their advisors.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Issuer and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

The Issuer has filed a registration statement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Raymond James & Associates, Inc. at (800) 248-8863.